UGI CORPORATION AND SUBSIDIARIES                                   Exhibit (11)
COMPUTATION OF EARNINGS PER SHARE                                  (Page 1 of 2)
(Millions, except per share amounts)




                                                                                             Year Ended
                                                                                           September 30,
                                                                            --------------------------------------------
                                                                              1996              1995              1994
                                                                            ---------        ---------         ---------
Primary earnings per share:
---------------------------
  Actual average common shares outstanding                                       33.0             32.7              32.2
  Incremental shares issuable upon exercise
    of stock options outstanding                                                  0.1               -                0.1
                                                                            ---------        ---------         ---------
    Total average common and common
      equivalent shares outstanding                                              33.1             32.7              32.3
                                                                            =========        =========         =========

  Earnings applicable to common and
   common equivalent shares:
      Continuing operations                                                 $    39.5        $     7.9         $    37.4
      Discontinued operations                                                      -                -                7.6
                                                                            ---------        ---------         ---------
      Earnings before extraordinary
       loss and accounting change                                                39.5              7.9              45.0
      Extraordinary loss - debt restructuring                                      -             (13.2)               -
      Change in accounting for
       postemployment benefits                                                     -              (3.1)               -
                                                                            ---------        ---------         ---------
       Net earnings (loss)                                                  $    39.5        $    (8.4)        $    45.0
                                                                            =========        =========         =========

  Primary earnings per common and
   common equivalent share:
      Continuing operations                                                 $    1.19        $     .24         $    1.16
      Discontinued operations                                                      -                -                .23
                                                                            ---------        ---------         ---------
      Earnings before extraordinary
       loss and accounting change                                                1.19              .24              1.39
      Extraordinary loss - debt restructuring                                      -              (.40)              -
      Change in accounting for
       postemployment benefits                                                     -              (.10)              -
                                                                            ---------        ---------         ---------
       Net earnings (loss)                                                  $    1.19        $    (.26)        $    1.39
                                                                            =========        =========         =========


UGI CORPORATION AND SUBSIDIARIES                                   Exhibit (11)
COMPUTATION OF EARNINGS PER SHARE                                  (Page 2 of 2)
(Millions, except per share amounts)



                                                                                             Year Ended
                                                                                           September 30,
                                                                            --------------------------------------------
                                                                               1996             1995             1994
                                                                            ---------        ---------         ---------
Fully diluted earnings per share:
---------------------------------
  Actual average common shares outstanding                                       33.1             32.7              32.2
  Incremental shares issuable upon exercise
     of stock options outstanding                                                 0.1              -                 0.1
                                                                            ---------        ---------         ---------

     Total shares for fully diluted computation                                  33.2             32.7              32.3
                                                                            =========        =========         =========

  Earnings applicable to common and
     common equivalent shares:

      Continuing operations                                                 $    39.5        $     7.9         $    37.4
      Discontinued operations                                                     -                -                 7.6
                                                                            ---------        ---------         ---------
      Earnings before extraordinary
       loss and accounting change                                                39.5              7.9              45.0
      Extraordinary loss - debt restructuring                                     -              (13.2)              -
      Change in accounting for
       postemployment benefits                                                    -               (3.1)              -
                                                                            ---------        ---------         ---------
       Net earnings (loss)                                                  $    39.5        $    (8.4)        $    45.0
                                                                            =========        =========         =========

  Fully diluted earnings per common share:
      Continuing operations                                                 $    1.19        $     .24         $    1.16
      Discontinued operations                                                     -                -                 .23
                                                                            ---------        ---------         ---------
      Earnings before extraordinary
       loss and accounting change                                                1.19              .24              1.39
      Extraordinary loss - debt restructuring                                     -               (.40)              -
      Change in accounting for
       postemployment benefits                                                    -               (.10)              -
                                                                            ---------        ---------         ---------

       Net earnings (loss)                                                  $    1.19        $    (.26)        $    1.39
                                                                            =========        =========         =========